SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K/A

                             CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             July 18, 2013
                             Date of Report
                   (Date of Earliest Event Reported)

                             SUNSTOCK, INC.
           (Exact Name of Registrant as Specified in its Charter)

                     SANDGATE ACQUISITION CORPORATION
(Former Name of Registrant as Specified in its Charter)

 Delaware                     000-54830                     46-1856372
(State or other         (Commission File Number)          (IRS Employer
of incorporation)                                        Identification No.)
jurisdicton

                          111 Vista Creek Circle
                       Sacramento, California 95835
                (Address of Principal Executive Offices)

                           215 Apolena Avenue
                     Newport Beach, California 92662
           (Former Address of Principal Executive Offices)

                            916-860-9622
                  (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On July 19, 2013, Sunstock, Inc. (formerly Sandgate Acquisition Corporation) (the "Registrant" or the "Company") issued issued 1,000,000 shares of its common stock to Jason C. Chang pursuant to Section 4(2) of the Securities Act of 1933 at par representing 67% of the total outstanding 1,500,000 shares of common stock.

     With the issuance of the 1,000,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company intends to develop by future acquisitions but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. When the Company makes any acquisition or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company seeking an acquisitions or business combinations.

ITEM 5.01     Changes in Control of Registrant

    On July 18, 2013, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on October 10, 2012 as supplemented by the information contained in this report.

    The Registrant intends to develop the Company for the acquisition and operation of hotels and residential properties in the high demand areas of California, particularly Southern California and the San Francisco Bay Area.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On July 18, 2013, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On July 18, 2013, James McKillop resigned as the Registrant's vice president and director.

    On July 18, 2013, Jason C. Chang and Dr. Ramnik S. Clair were named as the directors of the Registrant.

    On July 18, 2013, Jason C. Chang was appointed Chief Executive Officer and President of the Registrant and Dr. Ramnik S. Clair was appointed Senior Vice President.

    Jason C. Chang serves as a director and Chief Executive Officer and President of the Registrant. Mr. Change began his career in the hospitality industry as a child and continuing as an adult working in the family business operating several hotels throughout California. Mr. Chang has now had over 20 years hospitality management experience. In addition, as an entrepreneur, Mr. Chang has helped fund numerous startup companies, primarily related to the technology sector.

    Dr. Ramnik S. Clair serves as a director and Senior Vice President of the Registrant. Dr. Clair received his medical degree in India and emigrated to the United States in 1983. He completed his medical residency in New York and has subsequently served in his medical practice as a solo practitioner. Dr. Clair intends to assist the Company in building long term relationships with its client base.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                      SUNSTOCK, INC.

Date: August 9,  2013              /s/ Jason C. Chang
                                      President